UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 12, 2017

GROWGENERATION CORP

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-207889	46-5008129
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 West Mississippi Avenue

Denver, Colorado 80233

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-935-8420

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2017, Irwin Lampert tendered a resignation letter to GrowGeneration, Corp. (the “Company”) to indicate his resignation as a director of the Company due to his retirement, effective immediately. Mr. Lampert’s resignation was not a result of any disagreements with the Company regarding its operations, policies or practices.

On July 14, 2017, the Company’s Board of Directors appointed Peter Rosenberg as a director of the Company. Mr. Rosenberg’s appointment was in connection with that certain consulting agreement (the “Consulting Agreement”) with Merida Capital Partners, LP (“Merida”) dated as of April 3, 2017, pursuant to which Merida was granted the right to appoint one director to the Company’s Board of Directors and such board seat was filled by Mr. Rosenberg as Merida’s nominee.

Mr. Rosenberg has 28 years of experience in the financial services industry, specifically in leveraged finance, capital markets, strategic advisory, private equity and asset management. Throughout his career, he has executed capital raising, mergers and acquisitions, and restructuring transactions. Mr. Rosenberg was previously with Duff & Phelps as a Managing Director in the Consumer and Retail Merger and Acquisitions Group. Prior to Duff & Phelps, Mr. Rosenberg was a Managing Director with Wells Fargo Securities, where he was responsible for sourcing and executing financing and mergers and acquisitions transactions for independent and financial sponsor-backed middle market companies. Previously, Mr. Rosenberg established and managed the San Francisco office for Barrington Associates, a boutique mergers and acquisitions advisory firm. At Barrington, he completed divestiture and recapitalization transactions in the consumer, retail, industrial and business services sectors and was responsible for coverage of middle market private equity firms. Prior to Barrington, Mr. Rosenberg was a Director at Salomon Smith Barney, focusing on corporate finance and mergers and acquisitions transactions for West Coast consumer product, specialty retail, financial services and industrial companies. Mr. Rosenberg has also held positions at Richard C. Blum & Associates (now BLUM Capital) and Comann, Howard & Flamen. He graduated magna cum laude from the University of Colorado with a B.S. degree in Business and Administration and was a member of the Beta Gamma Sigma academic honor society. Mr. Rosenberg holds Series 7, 24, and 63 securities industry registrations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 18, 2017	GrowGeneration Corp.

	By:	/s/ Darren Lampert
		Name:	Darren Lampert
		Title:	Chief Executive Officer